EXHIBIT 99.1


                           ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 25, 2005 by and between Dial Thru International Corporation, a publicly-traded Delaware corporation (the "Buyer") and Integrated Telecommunications, Inc., a New York corporation (the "Seller").

                                   RECITALS

      A. Seller is engaged in the business of providing communication service and related products (the "Business").

      B. The Boards of Directors of each of Seller and Buyer believe it is in the best interests of each company and their respective stockholders that Buyer acquire certain of the assets of, and assume certain of the liabilities of Seller comprising the Business (the "Acquisition").

      C.   In connection with the Acquisition Buyer will issue to Seller
 (a) up to a maximum aggregate of 1,900,000 shares of Buyer's common stock, $0.001 par value per share (the "Common Stock"), and (b) warrants to purchase up to a maximum aggregate of 600,000 shares of Common Stock under the terms and conditions set forth herein.

      D. The Buyer is a publicly-traded Delaware corporation whose Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is quoted on the OTC Bulletin Board under the symbol "DTIX".

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:


                                  ARTICLE I
                               THE ACQUISITION

 1.1  Purchase of Assets.

      (a) Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and acquire from Seller on the Closing Date (as defined below), all of Seller's right, title and interest in and to the assets and properties of Seller relating to the Business (collectively the "Assets") identified on Schedule 1.1(a) hereto. Notwithstanding the foregoing, the Assets to be so purchased shall not include those assets (the "Excluded Assets") set forth on Schedule 1.1(a):

      (b) Assumption of Liabilities. At the Closing (as defined below), Buyer shall assume those obligations and liabilities of Seller set forth on Schedule 1.1(b) hereto (collectively, the "Assumed Liabilities").

      (c) Liabilities Not Assumed. Other than the Assumed Liabilities, Buyer shall not assume, nor shall Buyer or any affiliate of Buyer be deemed to have assumed or guaranteed, any other liability or obligation of any nature of Seller, or claims of such liability or obligation, whether accrued, matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown arising out of (i) acts or occurrences related to any of the Assets, prior to the Closing Date, or (ii) any other liability or obligation of Seller which is not an Assumed Liability (collectively, the "Unassumed Liabilities"). Seller will remain responsible for all Unassumed Liabilities.

 1.2. Purchase Price. The aggregate price for the purchase of the Assets (the "Purchase Price") shall be equal to the sum of (i) 950,000 fully-paid and non-assessable shares of Common Stock (the "Shares"), subject to adjustment as set forth in Section 1.3 below), plus (ii) the Earn-Out Shares (as defined below), plus (iii) the Warrants (as defined below). The number of Earn-Out Shares to be issued to Seller shall be determined in accordance with the provisions of Section 1.4, and the number of Warrants to be issued to Seller shall be determined in accordance with the provisions of Section
 1.5.  Buyer shall also assume the Assumed Liabilities.

 1.3 Adjustment to Shares. In the event that Seller does not transfer to Buyer at Closing retail and wholesale traffic having a monthly minimum gross profit (before selling, general and administrative expenses) ("Gross Profit") of $40,000 per month (the "Closing Threshold"), Buyer shall instead issue to Seller that number of shares of Common Stock determined by reducing the total number of the Shares by the same percentage reduction in the Gross Profit at Closing as compared to the Closing Threshold.

 1.4 Earn-Out Shares. In the event the Assets generate during the 12-month period immediately following the Closing Date (the "Relevant Period") a Gross Profit (before selling, general and administrative expenses) in excess of $480,000, (the "Earn-Out Threshold"), Buyer shall issue to Seller up to a maximum of 950,000 fully-paid and non-assessable shares of Common Stock (the "Earn-Out Shares") within 30 days of the one year anniversary of the Closing Date. Within 15 days after the one-year anniversary of the Closing Date, Buyer shall deliver to Seller a written notice setting forth the Gross Profit generated by the Business during the Relevant Period, which notice shall be certified as accurate and complete by a duly authorized officer of Buyer (the "Gross Profit Notice"). In the event that the Gross Profit Notice reflects Gross Profit greater than or equal to the Earn-Out Threshold, Buyer shall issue the Earn-Out Shares to Seller within 15 days after delivery of the Gross Profit Notice. In the event that the revenues and Gross Profits set forth in the Gross Profit Notice are less than the Earn-Out Threshold, Buyer shall instead issue to Seller that number of the shares of Common Stock determined by reducing the total number thereof by the same percentage reduction in revenues and Gross Profit set forth in the Gross Profit Notice as compared to the Earn-Out Threshold. As an example, if the Gross Profit is 50% of the $480,000 Gross Margin as set forth in this agreement, then the total number of shares earned will be reduced by 50%. This will be based the entire 1.9 million shares.

 1.5 Warrants. For each of the two six month periods immediately following the Closing October 31, 2005), that generate at least a 50% increase in Gross Profit, as measured from the $40,000 margin per month and then the average margin on the first six month period, Buyer shall issue to Seller 300,000 warrants to purchase shares of Common Stock at the then current market price as determined by the closing bid price of the stock on the Day of Measurement. The period of measurement will start on October 31, 2005 and run through the first six months of the fiscal year and then the subsequent six month period until the close of the fiscal year October 31,
 2005 through October 31, 2006   All Gross Profits measured will be Gross
 Profits earned from the assets acquired as set forth in Annex A. In the event that the growth in the Gross Profit is less than 50%, Buyer shall instead issue to Seller that number of warrants determined by reducing the total number thereof by the same percentage shortfall in Gross Profit as compared to the required 50% increase. If in either of the six month periods the Gross Profit goals are not met by at least 50%, then no warrants will be earned.

 1.6 Allocation of Purchase Price. Within 45 days following the Closing Buyer shall prepare and deliver to Seller, subject to Seller's approval, an allocation of the Purchase Price plus any other consideration properly allocable among the Assets (the "Allocation"). The parties agree that all tax returns and reports (including Internal Revenue Service ("IRS") Form
 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or state taxing authority. The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the income tax regulations promulgated thereunder.

 1.7 Transfer Taxes. Buyer shall pay and promptly discharge when due the entire amount of any and all sales and use tax ("Sales Taxes") imposed or levied by reason of the sale of the Assets to Buyer. The parties shall cooperate with each other to the extent reasonable requested and legally permitted to minimize any such Sales Taxes.

 1.8  Transfer of Customers.

      (a)  Transfer of Customers.

           (i) Intent. It is the intent of parties hereto that all of the Business and all of Seller's backlog, if any relating to the Assets. Accordingly, all parties agree to facilitate the transfer of customers of Assets from Seller to Buyer following the Closing.

           (ii) Purchase Order Data. Seller shall make available to Buyer, upon request (A) a list of all outstanding written customer orders, purchase orders and other customer commitments from the current customers of the Business (the "Current Customers"), (B) the names of all Current Customers, and (C) data regarding Seller's standard cost of sales for the items covered by such orders.

           (iii) Transfer of Orders.  Prior to the Closing, Seller and
 Buyer agree to cooperate with each other in conducting joint contracts with the Current Customers (as appropriate) for the purpose of attempting to obtain such customers' consent to transfer orders from Seller to Buyer (if necessary, or to issue new orders to Buyer for the same or similar items) and to assign Seller's rights and benefits under the contracts included in the Assets to Buyer as of the Closing.

           (iv) Assumption of Obligation. To the extent that an order is transferred or assigned to Buyer or that Buyer accepts a new purchase order from a Current Customer, Buyer agrees to assume and perform all obligations thereunder.

 1.9 Non-Assignment of Certain Items. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment or license hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the Assets shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or license or an agreement to assign or license such Assets if the requisite consents are not obtained and such assignment or license or attempted assignment or license would constitute a material breach or result in the loss or diminution thereof; provided, however, that Seller shall, at its own expense, use reasonable commercial efforts to obtain all third party consents necessary to assign or license the Assets to Buyer, and Seller hereby consents to Buyer using such efforts as it deems necessary or appropriate to effect the same. In the event that notwithstanding the efforts of Seller and Buyer all assignments or licenses needed to assign or license the Assets to Buyer cannot be provided to Buyer, Seller shall negotiate an alternative assignment or license as to such Assets so as to afford Buyer, to the extent practicable, the same or similar benefits and rights as if such assignment or license had occurred.

 1.10 Closing.  Unless this Agreement is earlier terminated pursuant to
 Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Newmeyer & Dillion, LLP, 100 Wilshire Boulevard, Suite 1350, Santa Monica, California 90401, at 10:00 a.m. on October 31, 2005. (the actual date on which the Closing occurs is referred to herein as the "Closing Date").

 1.11 Delivery.

      (a)  At the Closing:

           (i) Buyer shall deliver to Seller an instrument of assumption of liabilities by which Buyer shall assume the Assumed Liabilities as of the Closing in the form attached hereto as Exhibit "A";

           (ii) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer Seller's title to all the Assets; and

           (iii) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

      (b) Within five days of the Closing, Buyer shall deliver to Seller a certificate or certificates representing the Shares.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER

      Except as described with reasonable particularity in the Seller Disclosure Schedule (which shall cross-reference to the particular section below to which such description applies) delivered by Seller to Buyer simultaneously with the execution of this Agreement (the "Seller Disclosure Schedule"), Seller represents and warrants to buyer that:

      2.1 Organization, Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Seller is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify reasonably would be expected to have a Material Adverse Effect on the Seller. As used in this Agreement, "Material Adverse Effect" shall mean an individual or cumulative material adverse change in, or material adverse effect upon, the Assets or the financial condition of the Business as presently conducted which would materially impair the value of the Assets; provided, however, that any change, effect or impact on the condition of the Business or the Assets as a result of any change in the general economy of any jurisdiction or in any of the industries that the Business serves shall in no event constitute a Material Adverse Effect. Seller has made available to Buyer complete and correct copies of the Certificate of Incorporation and Bylaws of Seller, as amended to the date hereof.

 2.2 Authority. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller, and have been approved by the Board of Directors of Seller. No other corporate proceeding on the part of Seller is necessary to authorize the execution and delivery of this Agreement by Seller or the performance of Seller's obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. Subject to satisfaction or waiver of the conditions set forth in Article V the execution of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or resulting any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Seller, or its properties or assets that, individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect, or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Seller is a party or by which Seller or its properties or assets may be bound that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby except such consents, approvals, orders, authorizations, registrations, declarations and filings as would not have a Material Adverse Effect on the ability of Seller to transfer the Assets to Buyer at the Closing.

 2.3 Financial Statements. Seller has furnished Buyer with unaudited financial information concerning the Business as of December 31, 2004 and October 31, 2005 (the foregoing financial information is referred to collectively as the "Financial Information"). The Financial Information has been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present, in all material aspects, the financial position of the Business as of the dates thereof and the results of operations for the periods then ended. There has been no material change in Seller's accounting policies during such periods relating to the Business.

 2.4 Compliance with Law. Seller has conducted the Business so as to comply in all material respects with all laws, rules, and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations except where the failure so to comply reasonably would not be expected to have a Material Adverse Effect. As of the date hereof, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Seller with any continuing effect that reasonably would be expected to have a Material Adverse Effect. To the knowledge of Seller, there is no investigation by any Governmental Entity with respect to Seller pending against Seller which is reasonably likely to have a Material Adverse Effect on the Business.

 2.5 No Defaults. To the knowledge of Seller, Seller is not, nor has it received written notice that it would be with the passage of time, (i) in violation of any provision of its Certificate of Incorporation or Bylaws or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Business or (B) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Seller is a party (with respect to the Business) or by which the Business may be bound, in any such case in a manner that reasonably would be expected to have a Material Adverse Effect.

 2.6 Litigation. There is no action, suit, proceeding, claim or governmental investigation pending or, to the knowledge of Seller, threatened, against Seller that reasonably would be expected to have a Material Adverse Effect. There is no action, suit, proceeding, claim or governmental investigation pending against Seller as of the date hereof that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

 2.7 Absence of Certain Changes. Since June 30, 2005, Seller has conducted the Business in the ordinary course and, except for the execution, delivery and performance of this Agreement or as required hereby, there has not occurred: (a) any Material Adverse Effect; (b) any entry into any material commitment or transaction by Seller relating to the Business, other than in the ordinary course of business; (c) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Business; (d) any acquisition or disposition of a material amount of property or assets of Seller relating to the Business outside of the ordinary course of business; (e) any transfer or grant by Seller of a right under any Seller Intellectual Property Rights (as defined below), other than those transferred or granted in the ordinary course of business.

 2.8 Agreements. With respect to the Business, Seller is not a party to, and the Business is not subject to:

      (a) Any union contract or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not cancelable by Seller on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers of Seller) such agreements as are not materially different from standard arrangements offered to employees generally in the ordinary course of business consistent with Seller's past practices and (B) such agreements as may be imposed or implied by law;

      (b) Any plan, contract, or arrangement, the obligations under which exceed $100,000, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

      (c) As of the date hereof, any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount paid or received by Seller during the 12-month period ended October 31, 2005 exceeded $100,000;

      (d) Any lease or month-to-month tenancy for real or personal property in which the amount of payments which Seller is required to make on an annual basis exceeds $100,000;

      (e) Any contract containing covenants purporting to limit Seller's freedom to compete in any line of business in any geographic area; or

      (f) Any license to a third party involving Seller Intellectual Property Rights, source or binary code which includes a right to sublicense such source or binary code without additional payment.

 Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, and commitment listed in the Seller Disclosure Schedule pursuant to this Section is valid and binding on Seller, and is in full force and effect, and Seller has not breached any provision of, nor is it in default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment except for such failures to be valid and binding or in full force and effect and such breaches or defaults as reasonably would not be expected to have a Material Adverse Effect.

 2.9  Tax Returns and Reports.

      (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) Tax Returns and Audits. Except as reasonably would not be expected to have a Material Adverse Effect:

           (i) Seller has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by it, except such Returns which are not material to the Business, and has paid all Taxes shown to be due on such Returns or is contesting them in good faith.

           (ii) Seller has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

           (iii) Seller has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Seller, nor has Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

           (iv) No audit or other examination of any Return of Seller is presently in progress, nor has Seller been notified of any request for such an audit or other examination.

           (v) None of the Assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

           (vi) Seller is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

 2.10 Technology. To the knowledge of Seller, as of the date hereof, Seller owns, co-owns or is licensed or otherwise entitled to use rights to all patents, trademarks, trade names, service marks, copyrights, mask work rights, trade secret rights, and other intellectual property rights and any applications therefore, and all mask works, net lists, schematics, technology, source code, know-how, computer software programs and all other tangible information or material, that are used in the Business as currently conducted (the "Seller Intellectual Property Rights"). The Seller Disclosure Schedule lists, as of the date hereof, (i) all patents, registered copyrights, trademarks, service marks, mask work rights, and any applications therefore, included in the Seller Intellectual Property Rights;
 (ii) the jurisdictions in which each such Seller Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers; and (iii) which, if any, of such products have been registered for copyright protection with the United States Copyright Office and any foreign offices. The Seller Disclosure Schedule also sets forth a list of license agreements which, to Seller's knowledge, constitutes all license agreements under which Seller licenses as licensee the intellectual property rights of third parties relating to technology or software which is incorporated in existing products of the Business for which products Seller has received revenues in excess of $100,000 in the 12-month period ended June 30, 2005. To Seller's knowledge, Seller is not in material violation of any such license agreement. With respect to the Business, Seller is not a party to nor is the Business subject to (i) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons other than the payment or receipt of royalties by Seller; (ii) any agreement pursuant to which Seller was obligated to make payment of royalties in the 12-month period ended June 30, 2005 of $100,000 or more;
 or (iii) any agreement pursuant to which Seller utilizes the intellectual property rights of others in any products currently marketed by Seller and which is either non-perpetual or terminable by the licensor thereunder in the event of the Acquisition and which, if terminated, reasonably would be expected to have a Material Adverse Effect. No claims with respect to the Seller Intellectual Property Rights have been communicated in writing to Seller (i) to the effect that the manufacture, sale or use of any product of the Business as now used or offered by Seller infringes on any copyright, patent, trade secret or other intellectual property right of a third party or (ii) challenging the ownership or validity of any of the Seller Intellectual Property Rights, any or all of which claims reasonably would be expected to have a Material Adverse Effect. To the knowledge of Seller, as of the date hereof, all patents and registered trademarks, service marks and registered copyrights held by Seller in connection with the Business are valid and subsisting except for failures to be valid and subsisting that reasonably would not be expected to have a Material Adverse Effect. Seller does not know of any unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property Rights by any third party that reasonably would be expected to have a Material Adverse Effect.

 2.11 Title to Properties; Absence of Liens and Encumbrances.

      (a) The Seller Disclosure Schedule sets forth a list of all real property owned or, as of the date hereof, leased by Seller for use in connection with the Business and the aggregate annual rental or mortgage payment or other fees payable under any such lease or loan.

      (b) Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the tangible properties and assets, real, personal, and mixed, which are material to the conduct of the Business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except for such of the foregoing as (A) are reflected in the Seller Financial Statements, or (B) arise out of taxes or general or special assessments not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, or (C) such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

 2.12 Governmental Authorizations and Licenses. Seller is the holder of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate the Business, the failure to hold which reasonably would be expected to have a Material Adverse Effect (collectively, the "Licenses"). The Licenses are in full force and effect. There is not now pending, or to the knowledge of Seller is there threatened, any action, suit, investigation or proceeding against Seller before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Seller of the terms of any License or any rule or regulation applicable thereto, except in any such case as reasonably would not be expected to have a Material Adverse Effect.

 2.13 Environmental Matters. To Seller's knowledge, Seller has at all relevant times with respect to the Business been in material compliance with all environmental laws, and has received no potentially responsible party notices or functionally equivalent notices from any governmental agencies or private parties concerning releases or threatened releases of any "hazardous substance" as that term is defined under 42 U.S.C. 960(1)(14).

 2.14 Investment Intent. The purchase of the Shares, the Earn-Out Shares and the Warrants (collectively, the "Securities") pursuant to this Agreement is for the account of Seller for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

 2.15 Reliance Upon Seller's Representations. Seller understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Buyer's reliance on such exemption is predicated on Seller's representations set forth herein. Seller realizes that the basis for the exemption may not be present if, notwithstanding such representations, Seller has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Seller presently does not have any such intention.

 2.16 Receipt of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Seller further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Buyer and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Article III of this Agreement or the right of the Seller to rely thereon.

 2.17 Intentionally Deleted

 2.18 Restricted Securities. Seller understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exception therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Seller is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

 2.19 Legends. To the extent applicable each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below, and Seller covenants that, except to the extent such restrictions are waived by Buyer, Seller shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

      (a)  The following legend under the Securities Act

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."


                                 ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Except as described with reasonable particularity in the Buyer Disclosure Schedule (which shall cross reference to the particular section below to which such description applies) delivered by Buyer to Seller simultaneously with this Agreement (the "Buyer Disclosure Schedule"), and except as disclosed in Buyer's SEC Documents (as defined below), Buyer represents and warrants to Seller that

 3.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Buyer is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect on Buyer. Buyer has made available to Seller complete and correct copies of the Certificate of Incorporation and Bylaws of Buyer, as amended to the date hereof.

 3.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and have been approved by the Board of Directors of Buyer. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and deliver of the Agreement by Buyer or the performance of Buyer's obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditor's rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any preceding therefore may be brought. Subject to satisfaction or waiver of the condition set forth in Article V, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Buyer or its properties or assets that individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect on Buyer, or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Buyer is a party or by which Buyer or its properties or assets may be bound that would reasonably be expected to have a Material Adverse Effect on Buyer. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for
 (i) filings following the Closing under federal and state securities laws relating to issuance of the Securities; and (ii) such concerns, approvals, adverse effect on the ability of Buyer to issue the Securities to Seller and assume the Assumed Liabilities at the Closing.

 3.3 Capitalization. The authorized capital stock of Buyer consists of 84,169,100 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock"), of which there were issued and outstanding as of the close of business on October 21, 2005, 28,022,183 shares of Common Stock and 0 shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Buyer other than shares of Common Stock issued after October 16, 2005 upon the exercise of options issued under the Buyer's 2002 Stock Option Plan (the "Buyer Stock Option Plan"), 6,238,391 warrants issued in connection with Buyers related party and convertible debentures ("Convertible Debt"), and approximately 42,000,000 shares issuable in connection with the Buyers Convertible Debt, calculated on an "if converted" basis on October 15, 2005. All outstanding shares of the Common Stock of Buyer have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on October 21, 2005, Buyer has reserved 2,000,000 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Buyer Stock Option Plan, of which 353,000 shares are subject to outstanding, unexercised options. In addition, the Buyer has approximately 1,221,000 shares subject to outstanding, unexercised options under its 1990 Stock Option Plan (the "1990 Plan"). The Company is no longer issuing securities under the 1990 Plan. In addition, the Buyer has committed approximately 325,000 to be issued in connection with past services provided to the Buyer by third party
 professional service providers.   Other than this Agreement, there are no
 other options, warrants, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating
 Buyer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Buyer, or obligating Buyer to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Buyer Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

 3.4 SEC Documents; Buyer Financial Statements. Buyer has made available to Seller a true and complete copy of each statement, annual, quarterly and other report, and definitive proxy statement filed by Buyer with the SEC since January 1, 2004 (the "Buyer SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act, as the case may be, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Since January 1, 2004, there has been no material change in Buyer's accounting policies except as described in the notes to Buyer's Financial Statements.

 3.5 Compliance with Law. Buyer has conducted its business so as to comply in all material respects with all laws, rules, and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations except where the failure so to comply reasonably would not be expected to have a Material Adverse Effect on Buyer. As of the date hereof, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Buyer with any continuing effect that reasonably would be expected to have a Material Adverse Effect on Buyer. To the knowledge of Buyer, there is no investigation by any Governmental Entity with respect to Buyer pending against Buyer which is reasonably likely to have a Material Adverse Effect on Buyer.

 3.6 No Defaults. To the knowledge of the Buyer, Buyer is not nor has received written notice that it would be with the passage of time, (i) in violation of any provision of its Certificate of Incorporation or Bylaws or
 (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to Buyer or
 (B) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Buyer is a party or by which Buyer may be bound, in any such case in a manner that reasonably would be expected to have a Material Adverse Effect on Buyer.

 3.7 Litigation. Except as set forth in Schedule 3.7, there is no action, suit, proceeding, claim or governmental investigation pending or, to the knowledge of the Buyer, threatened, against Buyer which reasonably would be expected to have, a Material Adverse Effect on Buyer. There is no action, suit, proceeding, claim or governmental investigation pending against Buyer as of the date hereof which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

 3.8 Status of Securities. When issued to Seller at the Closing, the Securities will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens and encumbrances of any kind, except as may be imposed by Seller.

 3.9 No Implied Representations. It is the explicit intent of each party hereto that Buyer is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Buyer contained in this Agreement or in the Buyer Disclosure Schedule.


                                  ARTICLE IV
                              CERTAIN COVENANTS

 4.1 Conduct of Business of Seller. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, Seller agrees (except to the extent that Buyer shall otherwise consent in writing), to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, including sales of products and services in a manner and on terms consistent with past practices, to pay or perform other obligations when due and use all reasonable efforts consistent with past practice and policies to preserve intact the Business, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Business at the Closing Date. Except as contemplated by this Agreement, Seller shall not, with respect to the Business, without the prior written consent of Buyer (which shall be given, or reasonably withheld, within one business day after receipt of written request therefore) (a) enter into any commitment or transaction not in the ordinary course of business, or (b) enter into any strategic alliance or joint marketing arrangement or agreement.

 4.2 No Solicitation. Until the earlier to occur of (i) the Closing Date and (ii) the date of termination of the Agreement pursuant to its terms, as the case may be, Seller will not (nor will Seller permit any of Seller's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Buyer and its designees: solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the Business. Until the earlier to occur of (i) the Closing Date and (ii) the date of termination of the Agreement pursuant to its term, as the case may be, and except to the extent of the Board of Directors of Buyer believes (after consultation with outside legal counsel) it necessary to comply with its fiduciary duties, Buyer will not (nor will Buyer permit any of Buyer's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Seller and its designees: solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the business of Buyer.

 4.3 Access to Information. Seller and Buyer shall each afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to
 (a) all of its properties, books, contracts, commitments and records, and
 (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request.

 4.4 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section
 4.3 confidential; provided, however, that the forgoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

 4.5 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses.

 4.6 Public Disclosure. Buyer and Seller shall issue a joint press release with respect to the subject matter of this Agreement.

 4.7 Consents. Seller shall use commercially reasonable efforts to obtain all necessary consents, waivers, and approvals under any of the contracts of the Business as may be required in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder as of the Closing.

 4.8 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated hereby, to obtain all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

 4.9 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate on or prior to the Closing Date and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided however that subject to Section 4.10, the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

 4.10 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

 4.11 Treatment of Employees of the Business.

      (a) Transferred Employees. The employees of the Seller who shall be transferred to and become employees of the Buyer are set forth on Schedule 4.11(a) (the "Transferred Employees").

      (b) Following the execution and delivery of this Agreement and prior to October 31, 2005, the person(s) responsible for the hiring of Buyer's personnel and the person(s) responsible for the hiring of Seller's personnel shall agree upon an employee benefit package (the "Benefits Package") which in their mutual opinion shall be sufficiently enticing to attract and retain the Transferred Employees. The transferred employees will be offered employment from the buyer in accordance with all hiring policies of the buyer and will only offer employment to those employees that the Buyer deems helpful to the over all business plan of the combined companies. Except as may be agreed between Buyer and Seller in accordance with the preparation of the Benefits Package, Buyer shall not be required to assume any obligations of Seller with respect to liabilities relating to such employees, including without limitation, obligations for accrued vacation time, severance arrangements, workers' compensation or any liability for any insurance, medical or other welfare benefits, other than under Buyer's plans. In addition, all welfare or benefit claims relating to the period prior to midnight on the Closing Date shall be the responsibility of Seller. Buyer agrees to have completed all hiring of employees pursuant to this Section
 4.11 prior to October 31, 2005. Seller's employees shall continue to be employees of Seller through the Closing and through the Closing Seller shall continue in force all employee benefits and salaries in place as of the date of this Agreement, subject to such changes as may occur in the ordinary course of Seller's business. Seller agrees to use its reasonable commercial efforts to support the transition of the Business to Buyer, including without limitation, cooperation between Seller's sales and field service personnel to help assure an orderly transition of customer accounts.

 4.12 Tax Returns. Seller shall be responsible for and pay when due (i) all of Seller's Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, except for Sales Taxes, if any, which are the responsibility of Buyer pursuant to Section 1.7 hereof, and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller's business operations, other than the Business, following the Closing Date.

 4.13 Bulk Sales. Buyer hereby agrees to waive the requirement, if any, that Seller comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement; provided, that Seller agrees to indemnify and hold harmless Buyer with respect to any noncompliance with such laws and Buyer's waiver with respect thereto.

 4.14 Audited Financials. The parties shall work diligently together to prepare audited financial statements relating to the Assets as may be required for Buyer's financial reporting requirements under the federal securities laws. The costs associated with preparation of any required audited financial statements shall be paid by the Buyer.


                                  ARTICLE V
                        CONDITIONS TO THE ACQUISITION

 5.1  Conditions to Obligations of Each Party to Effect the Acquisition.
 The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

      (a) No Injunctions or Restraints Illegally. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, nor shall there be any action taken, or any statue, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

 5.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller.

      (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as such time and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be preformed and complied with by it in all material respects as of the Closing Date.

      (b) Certificate of Buyer. Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date.

           (i) all representations and warranties made by the Buyer in this Agreement are true and complete in all material respects;

           (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects; and

           (iii) there are no pending negotiations with respect to any offer to acquire all or any portion of the business of Buyer.

      (c) Board Approval. A written resolution of the Buyer's Board of Directors authorizing the acquisition of the Assets and the issuance of the Shares, the Earn-out Shares and the Warrants.

 5.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one of which may be waived, in writing, exclusively by Buyer:

      (a) Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on or as of such time Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date in all material respects.

      (b) Certificate of Seller. Buyer shall have been provided with a certificate executed on behalf of Seller by its Chief Executive Officer to the effect that, as of the Closing Date:

           (i) all representations and warranties made by Seller in this Agreement are true and complete in all material respects, and

           (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been performed in all material respects.

      (c) Legal Opinion. Buyer shall have received a legal opinion from legal counsel to Seller, in form and substance reasonably satisfactory to Buyer, relating to due authority, execution, validity, and similar matters.

      (d) No Material Adverse Changes. There shall not have occurred any material adverse changes in the Business between the date of this Agreement and the Closing Date.


                                  ARTICLE VI
                             REGISTRATION RIGHTS

      Registration Rights.

      (a) Resale Registration. On or prior to May 1, 2006 (the "Filing Date"), the Buyer shall prepare and file with the Securities and Exchange Commission (the, "SEC") a "resale" registration statement (the "Registration Statement") providing for the resale of the Shares of Common Stock, the Earn-Out Shares and all shares of common stock underlying the Warrants (collectively the "Registrable Securities") for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Registration Statement shall be on Form SB-2 (except if the Buyer is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder). The Buyer shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the Filing Date (the "Effectiveness Date"), and to keep such Registration Statement continuously effective under the Securities Act until such date that is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Buyer pursuant to a written opinion letter, addressed to the Buyer's transfer agent to such effect (the "Effectiveness Period").

      (b) Piggy-Back Registration. If at any time prior to the Filing Date the Buyer shall determine to register any of its securities for its own account (other than a registration relating solely to employee stock option or purchase plans or relating solely to a Rule 145 transaction), Buyer will:

           (i) promptly give to Seller written notice thereof (which shall include a list of the jurisdictions in which Buyer intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all or part of the Registrable Securities, specified in a written request or requests, made within 30 days after the date of such written notice from Buyer to Seller, except as set forth in Section 6.1(b).

      (c)  Expenses of Registration.

           (i) Subject to Section 6.1(c)(ii), all expenses incurred in connection with any registration pursuant to Section 6.1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Buyer, expenses of complying with state securities or blue sky laws (including fees of counsel for Buyer and counsel for the underwriters), accountants' fees and expenses incident to or required by any such registration, expenses incident to the listing of securities or any exchange in which the Registrable Securities are to be listed, expenses of any special audits incidental to or required by such registration, shall be borne by Buyer.

           (ii) Notwithstanding anything to the contrary elsewhere in this
 Section 6.1(c), all underwriters' discounts, commissions, or applicable stock transfer and documentary stamp taxes (if any) relating to the sale of Registrable Securities shall be borne by the Seller of the Registrable Securities in all cases.

      (d)  Registration Procedures.

           (i) In the case of each registration effected by Buyer pursuant to Section 6.1, Buyer will keep Seller advised in writing as to the initiation of each registration and as to the completion thereof. At its expense (except as otherwise provided in Section 6.1(c) above) Buyer will:
 (A) keep such registration effective for a period of six months or until Seller has completed the distribution described in the registration statement relating thereto, whichever first occurs; (B) furnish such number of prospectuses and other documents incident thereto as Seller from time to time may reasonably request; and (C) notify Seller, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (2) of a request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (3) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding from that purpose, (4) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;
 or (5) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

      (e) Buyer may, upon the happening of any event (x) of the kind described in clauses (2), (3), (4), or (5) of Section 6.1(d)(i)(C) or (y) that, in the judgment of Buyer's Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to the Seller, in which case Seller shall discontinue disposition of the Registrable Securities covered by the registration or prospectus until copies of a supplemented or amended prospectus are distributed to Seller or until Seller is advised in writing by Buyer that the use of the applicable prospectus may be resumed. Buyer shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Buyer shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Buyer shall prepare as soon as practicable a supplement or post-effective amendment to the registration statement or a supplement to the released prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

      (f)  Indemnification.

          (i) Buyer will indemnify and hold harmless Seller, each of its officers and directors, and each person controlling Seller, with respect to which a registration has been effected pursuant to this Section 6.1 and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to Seller, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration, and will reimburse Seller, each of its officers and directors, and each person controlling Seller, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Buyer by an instrument duly executed by Seller or any underwriter and stated to be specifically for use therein.

          (ii) Seller will, if Registrable Securities held by or issuable to Seller are included in the securities as to which such registration is being effected, indemnify and hold harmless Buyer, each of its directors and officers who sign such registration statement, each underwriter, if any, of Buyer's securities covered by such registration statement, each person who controls Buyer within the meaning of the Securities Act against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Seller of the Securities Act or of state securities laws or any rule or regulation promulgated under the Securities Act or any state securities law applicable to Seller and relating to action or inaction required of Seller in connection with any such registration and will reimburse Buyer, such directors, officers, persons or underwriters for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or actions, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, in reliance upon and in conformity with written information furnished to Buyer by an instrument duly executed by Seller and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of Buyer, or any underwriter, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (iii) Each party entitled to indemnification under this Section 6.1(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will promptly reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

      (g) Contribution. If the indemnification provided for in Section 6.1(f) is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in
 Section 6.1(f)(i) or (ii), as the case may be in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference in, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission.
 The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.1(g) were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.1(g). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.1(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6.1(g). Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.1(g), such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.1(f)(iii) has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section 6.1(g), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (h) Information by Seller. Seller shall furnish to Buyer such information regarding Seller and the distribution proposed by Seller as Buyer may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 6.1.

      (i) Rule 144 Reporting. With a view to making available to Seller the benefits of certain rules and regulations of SEC which may permit the sale of Registrable Securities to the public without registration, Buyer agrees to:

           (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration filed by Buyer which involves a sale of securities of Buyer to the general public;

           (ii) file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and

           (iii) furnish to Seller so long as it owns any Registrable Securities forthwith upon request a written statement by Buyer that it has complied with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by Buyer), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents so filed by Buyer as may be reasonably requested in availing Seller of any rule or regulation of the SEC permitting the selling of any such securities without registration.

      (j) Transfer of Registration Rights. Any registration rights granted by Buyer under this Section 6.1 may not be assigned by Seller.

      (k) Termination of Registration Rights. All registration rights provided hereunder shall terminate upon the earlier to occur of (a) the tenth anniversary of the Closing and (b) such time as Seller is able to sell all of its Registrable Securities under Rule 144 during any two successive, three-month periods.


                                 ARTICLE VII
                      TERMINATION, AMENDMENT AND WAIVER

 7.1 Termination. Except as provided by Section 7.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

      (a)  by mutual consent of Seller and Buyer;

      (b) by Buyer or Seller if (i) the Closing has not occurred by October 31, 2005; (ii) there shall be a final non-appealable order by a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or decreed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

      (c) by Buyer if it is not in material breach of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

      (d) by Buyer at any time prior to October 31, 2005, if as a result of its due diligence review of the Business subsequent to the date of this Agreement it discovers a fact or condition existing on the date of this Agreement and not disclosed to Buyer prior to or on the date of this Agreement that Buyer reasonably determines has a Material Adverse Effect on Seller;

      (e) by Seller at any time prior to October 31, 2005 if as a result of its due diligence review of Buyer subsequent to the date of this Agreement it discovers a fact or condition existing on the date of this Agreement not disclosed to the Seller prior to or on the date of this Agreement that Seller reasonably determines has a Material Adverse Effect on Buyer;

      (f) by Seller if it is not in material breach of this Agreement and there has been a material breach of any representation, warrant, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directory or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination.

 7.3 Amendment. This Agreement may be amended by the parties herein at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

 7.4 Extension; Waiver. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party herein, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if sat forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII
                               INDEMNIFICATION

 8.1 Indemnification Given By Seller. Seller and its successors and permitted assigns, subject to the limitations set forth in this Article VIII, shall indemnify Purchaser and its successors and permitted assigns from and against any and all losses, claims, liabilities, actions, suits, proceedings, fines, expenses, penalties and damages including reasonable legal fees and costs, whether or not involving a third-party claim (collectively, "Losses") arising from or in connection with:

      (a)  Any breach of any representation or warranty made by Seller in
 Article II of this Agreement;

      (b) Any breach of any covenant or obligation of Seller in this Agreement; and

      (c) The performance or non-performance by Seller under any of the Business Contracts or the provision by Seller of any service or sale of any product relating to the Business, in either case at any time prior to the Closing Date.

 8.2 Indemnification Given by Buyer. Buyer and its successors and permitted assigns, subject to the limitations set forth in this Article VIII, shall indemnify Seller and its successors and permitted assigns from and against any and all Losses arising from or in connection with:

      (a)  Any breach of any representation or warranty made by Buyer in
 Article III this Agreement;

      (b) Any breach of any covenant or obligation of Buyer in this Agreement;

      (c) Any assessment, claim or other liability (including interest and penalties) for Taxes assessed against the Assets or relating to the operation of the Business in any jurisdiction, in either case for any period commencing on or after the Closing Date; and

      (d) Any failure of Buyer to pay or perform any of the Assumed Liabilities from and after the Closing Date.

 8.3 Satisfaction of Indemnification Claims against Seller. All claims for indemnification against Seller and its successors and permitted assigns shall be satisfied solely by the return of Securities delivered to Seller pursuant to Section 1.3 and not by cash payment; provided, however, that to the extent that any such claim cannot be satisfied by the return of Securities, then Buyer shall be entitled to payment in cash from Seller in respect of such claim. The value of the Common Stock to be returned in connection with the satisfaction of any such claim for indemnification shall be determined based on the per share price as of the date on which the indemnification claim is satisfied. Notwithstanding any cash payment required pursuant to this Section, the maximum aggregate liability of Seller and its successors and permitted assigns for indemnification pursuant to this Article VIII shall be limited to the aggregate value of the Common Stock as of the date on which the indemnification claim is satisfied.

 8.4 Satisfaction of Indemnification Claims against Buyer. All claims for indemnification against Buyer and its successors and permitted assigns shall be satisfied by cash payment or by the delivery of additional shares of Common Stock, determined as provided in Section 8.3 above, at Buyer's sole discretion. The maximum aggregate liability of Buyer and its successors and permitted assigns for indemnification pursuant to this Article VIII shall be limited to the aggregate value of the Common Stock as of the date on which the indemnification claim is satisfied, determined based on the per share price as of the date on which the indemnification claim is satisfied.

 8.5 Survival. All representations, warranties and covenants made in this Agreement shall survive, and shall not be extinguished by, the Closing; provided, however, no party shall be entitled to indemnification or payment from the other party pursuant to this Article VIII, unless the Indemnified Party (as defined below) shall have provided the Indemnifying Party (as defined below) with notice of its claim to indemnification pursuant to
 Section 8.7 or 8.8 (as applicable) within one year after the Closing Date.

 8.6 Limitations on Losses. Anything in this Agreement or otherwise to the contrary notwithstanding:

      (a) No party shall be entitled to indemnification for the amount of any Losses in excess of the amount of such Losses which would have been incurred, but for the failure of such party to take reasonable action to mitigate such Losses upon becoming aware of any claim.

      (b) No party shall be entitled to indemnification for the amount of any Losses in excess of the amount of such Losses which would have been incurred, but for: (a) the unlawful conduct of such party; or (b) the breach or default by such party of any representation, warranty, covenant, obligation or agreement under this Agreement.

      (c) In determining the amount of any claim for which an Indemnified Party is entitled to indemnification pursuant to this Article VIII, the parties shall make appropriate adjustments for tax benefits.

      (d) No party shall be entitled to indemnification under this Agreement for any incidental, indirect, special, collateral, consequential, exemplary or punitive damages.

      (e) All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price.

 8.7 Procedure for Indemnification - Defense of Third-Party Claims. If any third party shall notify a party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party hereto (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly after receiving notice of the Third Party Claim notify the Indemnifying Party thereof in writing describing in reasonable detail the facts constituting the basis for the Third Party Claim; provided, however, that the failure of the Indemnified Party to so notify the Indemnifying Party of such Third Party Claim shall not affect the Indemnified Party's right to indemnification hereunder, except to the extent that (a) the resolution of such claim is materially prejudiced by the Indemnified Party's failure to give such notice in such a timely fashion or (b) the Indemnifying Party is required to pay a materially greater amount or accrue material additional expenses with respect to such claim. The Indemnifying Party shall have the right at any time to participate in the defense of any Third Party Claim and, to the extent it wishes, to assume and thereafter conduct the defense of any Third Party Claim using legal counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in this Section 8.7, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate. In no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party assumes the defense of the Third Party Claim the Indemnified Party agrees, if requested by the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting the Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. After assumption of the defense by the Indemnifying Party, the Indemnified Party shall have the right to employ its own counsel in such matter, but the fees and expenses of the Indemnified Party's counsel shall be at the Indemnified Party's expense. Buyer and Seller consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against the other party by a third party for purposes of any claim that Buyer or Seller may have under this Agreement with respect to such proceeding or the matters alleged therein. Buyer and Seller agree that process may be served on them with respect to such a claim anywhere in the world.

 8.8 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a Third Party Claim shall be asserted by the Indemnified Party by notice to the Indemnifying Party in writing, promptly and in any case within 20 days, after discovery of the facts supporting the claim; provided, however, that the failure of the Indemnified Party to promptly notify the other or to give notice of a claim within such 20-day period shall not affect the Indemnified Party's right to indemnification hereunder, except to the extent that (a) the resolution of such claim is materially prejudiced by the Indemnified Party's failure to give such notice in such a timely fashion or (b) the Indemnifying Party is required to pay a materially greater amount or accrue material additional expenses with respect to such claim. Such notice shall describe the facts constituting the basis for the claim of indemnification in reasonable detail.



                                  ARTICLE IX
                              GENERAL PROVISIONS

      9.1 Construction. The headings of Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless specified otherwise. Whenever in this Agreement "or" is used, it is used in the inclusive sense of "and/or." As used in this Agreement, the word "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term. This Agreement and the Exhibits and other documents delivered pursuant to this Agreement are being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and have been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Agreement or any agreements, documents, instruments, schedules, exhibits and certificates delivered pursuant hereto will not be construed against any particular party as the drafter of the language.

      9.2 Notices. All notices, consents, waivers and other communication under this Agreement must be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next day, or (c) received or rejected by the addressee if sent certified mail, return receipt requested, in each case to the following address or facsimile number and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

         If to Seller:    Integrated Telecommunications, Inc.
                          6851 Jericho Turnpike, Suite 190
                          Syosset, New York 11791
                          Attention: James Milana, President
                          Facsimile: 212-404-4604

       with a copy to:    Levy & Boonshoft, P.C.
                          477 Madison Avenue
                          New York, New York 10022
                          Attention: Peter Campitiello, Esq.
                          Facsimile: (212) 751-6943

          If to Buyer:    Dial Thru International Corporations
                          17383 Sunset Blvd, Suite 350
                          Los Angeles, California 90272
                          Attention: John Jenkins, Chief Executive Officer
                          Facsimile: 310-573-7057

       with a copy to:    Newmeyer & Dillion, LLP
                          100 Wilshire Boulevard, Suite 1350
                          Santa Monica, California 90401
                          Attention: Timothy F. Silvestre
                          Facsimile: 310-899-6758

      9.3 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, permitted assigns, heirs and legal representatives. Neither Seller nor Buyer shall assign or attempt to assign this Agreement without the prior written consent of the other party. Neither this Agreement nor any provisions hereof is intended to, or shall, create any rights in or confer any benefits to any Person other than the parties hereto.

      9.4 Entire Agreement. This Agreement supersedes all prior agreements and communication between the parties with respect to its subject matter (including the letter of intent from Buyer to Seller dated August 30, 2005) and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

      9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law:
 (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      9.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

      9.7 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles that would require the application of any other law.

      9.8 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.


                           [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                               PURCHASER:

                               Dial Thru International Corporation


                               By:  /s/ John Jenkins
                                    -------------------------------------
                                    John Jenkins, Chief Executive Officer


                               SELLER:

                               Integrated Telecommunications, Inc.


                               By:  /s/ James Milana
                                    -------------------------------------
                                    James Milana, President

 Schedule 1.1 A  Assets purchased


   Defined Integrated Assets

   Retail  Revenue of approximately $175,000 per month
      Alliance Group Services (AT&T)  (Attach Customer List)
      Paetec (Attach Customer List)
      Velocita - (2 way pager) - (Attach Customer list)

   Wholesale Revenue of approximately $175,000 per month
      (Customer List attached)

   Vendors
      (List of vendors attached to the assets)

   Equipment Assets
      Nextone (Model, # and software)
      Cisco 2625 located at 75 Broad St.
      Billing Server located at 75 Broad St.
      Cables, etc. in connection with equipment
      Copy of Billing software

   Leases
      Any favorable leases directly related and needed to facilitate the revenue and subsequent gross margin that are assignable

                            Customer List
                            -------------

 3 G's Supply East LLC                     Abdullah, Prakhruddin
 Accatel,Inc                               Aceves, Ruben
 Adikesavan, Nandakumar                    Advanced Business Concepts
 Allianzgi Dresdner Asset Management       Allied Office Products
 Altman Group/World Marketing Solutions    Altman Vilandrie & Company
 Alvarez Group                             Amber Tel
 American Vending                          Andrew Cuomo for Govenor
 APSCO Enterprises                         Aquis Communications
 Arbinet/ITM Group                         Asif, Alam S.
 Asset Management                          Astrocom Communications
 Attar Twin Media                          Automated Waste Disposal Inc.
 AVA Companies                             Aventine Renewable Energy Inc.
 Babu, Vijay                               Bae, John
 Balamotis, Dimitri                        Bartizan
 Baugher, Douglas Kyle                     Bayview Motors
 Bhardwaj, Vikas                           Blake, Blair
 Blocker, John                             Blue Rock
 Branigan, Mark                            Breyer & Associates PC
 Brigandi, John                            Broadway Jewelers, Inc.
 Bronkema, Anthony                         BS Parker
 Carannante, Lucia                         Carbone and Associates
 Carrion, Juleika                          Carter
 Cavec                                     CC&T
 Chadbourne and Park LLP                   Charter Global, Inc.
 Chellos, Christine                        Chesler, Richard
 Chopard, David                            Cingular Wireless
 Cinram-Commerce Operations                Cinram International Inc.
 Clear Channel                             Collections Plus Usage
 Compass Global, Inc                       Comstar
 Congers Fire District                     Connor, Chris
 Consultative Resources Corp.              County of Santa Barbara
 Crowe, Sara                               Crozier Fine Arts Inc.
 Cuomo, Andrew                             Cuseo, Cliff
 Dairyland                                 Dairyland
 Defonte Trading LLC                       Denker & Cackovic
 Deroian, Mike                             Diamante Del Mar
 DiNaso And Sons Building Supplies         Djuric, Maria Sunga
 Djuric, Michael                           Dominguez, Millie
 Dr. Klapper                               Duquesne Capital
 E2 Open                                   EC Solutions
 Edgar, Emanuel Inc                        EG Clemente Contracting Corp.
 eGolfscore                                Elkon, Idan
 Ellora Telecom Sell                       Emanuel, Manny
 Emerald Asset Management                  Espresso Motors
 Estate Title Management Inc.              Evans, Michael W.
 Farley, William                           Federal Tax Services
 Fein, Jeffrey                             Feldman, T.
 First New York Securities                 First NLC Financial Services
 First Telephone Company                   Fish, Steve
 Fishing Partnership Health Plan           FL Apparel
 Fleming Capital                           Foley Flexible Packaging
 Fonetel                                   Ford, Tom
 Friday, Paul                              Frontline Communications Intl
 Fry, Gary                                 Fusion Telecommunications,
 Galeotafiore, Anthony                     Ganz, Jerry
 Garcia, Terri                             Garen, Richard J.
 Garrett, David                            GCC Telecom
 Global Contacts                           Global Gateway Communications
 Global Resource Mgmt.                     Global Telephony Exchg Carrier Inc
 Globalnet                                 Gold, Eli
 Golden Valley Property Mgmt               Goldstein, Pamela
 Gotham Sound And Communications, Inc.     Graham, James
 Graphnet                                  Green, Cheryl
 Greenspon, Keith                          Guerra, John
 Harder Services                           Harder, Frank
 Harrison, Ted                             Hendricks Sports Management
 Hillel, Presser                           Holland, Robert
 Hook, Randy                               Hosamath, Viru
 Huey, Guilday, Tucker, Schwartz & Wm.     Huntington Telecom
 I Engineer                                i Talk Communications
 I.C.S., Inc                               IDG Ventures
 IDT                                       Ierardi, Melanie
 ILX                                       Impact Protection
 Index Fund Advisors                       Infinity Headwear & Apparel
 Integrated Telecom                        Intra Global Comm Sell
 InVoip                                    iOnosphere, Inc
 IPEX, Inc.                                ISP Toolz - PA Networks, Inc.
 Israel Cancer Research                    Itshaik, Shaun
 IVODAX                                    J&S Communications, Inc
 Jackson Jones, Janine                     Jamaica Hall
 James, Raymond/ Reuters America           John Dinaso & Sons Building Supply
 John Joseph Insurance                     Joselyn Fashions LTD
 JST Corporation                           Kanderis, Amy
 Karsay, Steve                             Kelly, Christopher
 Kenner, Phil                              Kominik, Barry
 Kytel Pager Account                       Landon Butler & Co
 LC Link                                   LineFire
 Little Big Man                            Lokey, Elizabeth
 Lopez, Dan                                Major, Jennifer
 Malcolm, Wayne                            Manke, Peter
 Manyapu, Sundar                           Maroon Entertainment
 Matisse                                   Mayekawa, Daryl
 Mayo, Bernier L.                          McFadden, Trey & Kimberly
 McIntyre, Gary J.                         MCM
 McNamee, Brian                            Metrocall
 MG New York, Inc                          Milana Residence
 Milana, Paul                              Miller, Karin
 Mitchell, Mark                            MJB Food Services
 MJB Food Services                         Mobitex Technology Inc.
 Moore Capital                             Morgan, Michelle
 Moss, Glenn                               Myrick, Kristine
 Navale, Arvind                            Nekrutman, Jeffrey
 Network IP                                Network. Express
 New Atlantic Seafood 6                    NJ Dealers Auto Mall, Inc.
 NJSGA                                     Nolan, Evan
 Ohlmann, Carter/Univ Cal, Santa Barb      One Sansome Property LLC
 Oradell Capital Management                Orbicom
 Orion Telecom                             Oxford Capital Management
 Pan Medix, Inc.                           Peace Products Co.
 Percoco, Joe                              Pettitte, Andy
 Platzner, Linda                           Pologeorgis Fur Fashion
 Postal Connections of America             Potter, Jim
 Prebon, Yamane                            Prieto, Oscar
 Primus Telecommunications, Inc            Procaccianti Group
 QT Telecom Security                       Quotel
 Redzovic, Muhamet                         Reuters Model Center
 Reuters Moneyline Telerate                Riordan, Lewis & Hayden
 Risk Assessment Strategies                Rothenberg, Howard
 Sahni, Anuj                               Sakon, Callingcard
 Salgado Rich                              San Greg Corp
 Scan n SHop                               Schaufelberger, John
 Scherschmidt, Ralf                        Schwartz, Bernard
 Schweichler Price & Partners              Securities Training Corporation
 Sellect One                               Semaphore
 Sempra Metals and Concentrates            Sempra Trading Corp
 Servidio, Anthony                         Show Card
 Shuttlebutt Productions                   SJE Partners and Sandbox Mgmt
 SL Green Realty Corp                      Snyder, Peter
 Spectrotel, Inc.                          Spiniello Companies
 Stagnos Bakery                            Standard Advisors
 Standard Security (Giordano)              Standard Security (Musser)
 Standard Security Life (Ketting)          Standard Security Life (McDermott)
 Stat                                      Stat Products Inc.(Use other a/c)
 State Teach/EJ Minskoff Equities          Stella Labs
 Stephen, Edna                             Sterling National Bank
 Stewart, Cary                             Stisher, Deborah
 Stumpel, Jozef                            Surpass Chemical
 Systems 2 Communication                   Systems Solutions
 Taylor, Nancy                             Techneat Inc Airtime
 Teegrus MGT                               TeleNova
 Telepacket                                Teleworks
 Telintel                                  TellMe Networks
 Thomas Milana, Sr                         Thomas, Robert
 TL One Customer                           TNJ Cigar Co.
 Total Office Planning                     Transborder Air Cargo Inc.
 Travel Air                                TriState/Systems Solutions PA
 Tsai, Jennifer                            Valdes, Manuel
 Value Village Thrift Stores               Varada, Anand
 Vaughn, Brad                              Vega Asset Management
 Vega Plus Asset Management                VGM Telecom cust
 Video Network                             Vinculum Communications
 Vintage Filings                           Virginia Community Policing Inst.
 Viviers, Edward                           VOIP Atlantic, Inc.
 Vsevolozhsky, Greg                        W-Limo
 Wells, Mark                               Will, Bryce
 Williams, Sidney                          Wilson James
 Winston Personnel                         Winston Staffing
 WM Sullivan Advertising Inc.              Woolley, Jason
 Worldlink Telecom                         Yarlagadda, Gopichand
 York Claims                               York Insurance
 Young, Jerry                              Your Personal Concierge
 Zagnoli, McEvoy & Foley                   Zeeshan, Ali

   Schedule 1.1 B

   Liabilities - NONE

 Schedule 3.7

 Cygnus

 On June 12, 2001, Cygnus Telecommunications Technology, LLC ("Cygnus"), filed a patent infringement suit (case no. 01-6052) in the United States District court, Central District of California, with respect to the Company's "international reorigination" technology. The injunctive relief that Cygnus sought in this suit has been denied, but Cygnus continues to seek a license fee for the use of the technology. The Company believes that no license fee is required as the technology described in the patent is different from the technology used by the Company. As the Company's main focus is now on providing VoIP originated services, the Company believes that this lawsuit should have little bearing on future revenues.

 In August 2002, Cygnus filed a motion for a preliminary injunction to prevent the Company from providing "reorigination" services. The Company filed a cross motion for summary judgment of non-infringement. Both motions were denied. On August 22, 2003, the Company re-filed the motion for summary judgment for non-infringement. In response to this filing, during August 2004, the court narrowly defined the issue to relate to a certain reorigination technology which the Company believes it does not now, nor has it ever utilized to provide any of its telecommunications services. The Company intends to continue defending this case vigorously, and though its ultimate legal and financial liability with respect to such legal proceeding is therefore expected to be minimal, it cannot be estimated with any certainty at this time. (See Subsequent Events).

      On August 17, 2005, the United States District Court for the Northern District of California issued a stay in the Company's patent infringement lawsuit with Cygnus for the purpose of reexamining Cygnus patent. This stay is the result of a reexamination request received by the United States Patent and Trademark Office ("USPTO"), whereby the USPTO has found that there is a "substantial new question of patentability." All hearing and scheduling dates have been vacated by the court. A Case Management Conference to review the status of the lawsuit and the appropriateness of a continued stay is scheduled for December 2, 2005.

 State of Texas/Southland

      The State of Texas ("State") performed a sales tax audit of the Company's former parent, Canmax Retail Systems ("Canmax"), for the years 1995 to 1999. The State determined that the Company did not properly remit sales tax on certain transactions, including asset purchases and software development projects that Canmax performed for specific customers. The Company's current and former management filed exceptions, through its outside sales tax consultant, to the State's audit findings, including the non-taxable nature of certain transactions. In correspondence from the State in June 2003, the State agreed to consider certain offsetting remittances received by Canmax during the audit period. The State has refused to consider other potential offsets. Based on this correspondence with the State, management's estimate of the potential liability was originally recorded at $350,000 during the fiscal year ended October 31, 2003. Based on further correspondence with the State, this estimated liability was increased to $1.1 million during the first quarter of fiscal year 2004 (See Note 11). Since this sales tax liability represents an adjustment to amounts previously reported in discontinued operations, it was classified separately during the first quarter of fiscal year 2004 in discontinued operations, and is included in the July 31, 2005 and October 31, 2004 consolidated balance sheets in "Net current liabilities from discontinued operations". The Company will continue to aggressively pursue the collection of unpaid sales taxes from former customers of Canmax, primarily Southland Corporation, as a majority of the amount owed to the State of Texas is the result of uncollected taxes from the sale of software to Southland during the period under audit (see below). However, there can be no assurance that the Company will be successful with respect to such collections.

      On January 12, 2004, the Company filed a suit against Southland Corporation ("Southland") in the 162nd District Court in Dallas, Texas. The Company's suit claims a breach of contract on the part of Southland in failing to reimburse it for taxes paid to the State as well as related taxes for which the Company is currently being held responsible by the State. The Company's suit seeks reimbursement for the taxes paid and a determination by the court that Southland is responsible for paying the remaining tax liability to the State. The Company is discussing possible settlement options with Southland, but as of yet, no agreement has been reached.

 On August 5, 2005, the State of Texas filed a lawsuit in the 53rd Judicial District Court of Travis County, Austin, Texas against the Company. The lawsuit requests payment of approximately $1.1 million plus penalties, interest and attorneys fees of approximately $50,000 for state and local sales. The Company previously recorded an estimated liability of $1.1 million, as of January 31, 2004, representing the entire amount due as determined by the state of Texas. During the three months ended July 31, 2005, the Company has accrued an additional $62,000. Management believes that it will be able to negotiate a reduced settlement amount with the state, although there can be no assurance that the Company will be successful with respect to such negotiations. The Company has previously accrued the full amount of the liability.